COOK & BYNUM FUNDS TRUST
FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of the 25th day of March, 2015, to the Transfer Agent Servicing Agreement, dated as of May 18, 2012, (the “Agreement”), is entered into by and between COOK & BYNUM FUNDS TRUST, a Delaware trust (the “Trust”) and U.S. BANCORP FUNDS SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement and to amend the length of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree as follows:

Section 13. Term of Agreement; Amendment is hereby superseded and replaced with the following:

13.	Term of Agreement; Amendment

This Agreement shall continue for a period of three years effective as of April 1, 2015.  This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.  Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.  This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust and authorized or approved by the Board of Trustees.  The provisions of this Section 13 shall also apply to Exhibit C.

Exhibit D of the Agreement is hereby superseded and replaced with Amended Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

COOK & BYNUM FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: ______________________________	By: ________________________________

Name: David A. Hobbs	Name: Michael R. McVoy

Title: Vice President	Title: Executive Vice President

Amended Exhibit D to the Transfer Agent Servicing Agreement – Cook & Bynum Funds Trust  - fees effective July 1, 2015

Annual Service Charges to the Fund*

▪	Base Fee Per CUSIP $[ ]
▪	NSCC Level 3 Accounts $[ ]/open account
▪	No-Load Fund Accounts $[ ]/open account
▪	Closed Accounts $[ ]/closed account

Activity Charges

▪	Manual Shareholder Transaction & Correspondence $[ ]/event
▪	Omnibus Account Transaction $[ ]/transaction
▪	Telephone Calls $[ ]/minute
▪	Voice Response Calls $[ ]/call
▪	Daily Valuation/Manual 401k Trade $[ ]/trade

FAN Web Select (Fund Groups under 50,000 open accounts)
▪	Annual Base Fee - $[ ]/year ([ ])
▪	Customization - $[ ]/hour – subject to change to supplier current rates
▪	Activity (Session) Fees:
− Inquiry - $[  ]/event
− Account Maintenance - $[  ]/event
− Transaction – financial transactions, reorder statements, etc. - $[  ]/event
− New Account Setup - $[  ]/event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$[ ] /month per active FAN Web ID (activity within the 180-day period prior to the billing cycle)

Short-Term Trader –track and/or assess transaction fees that are determined to be short-term trades, and applies to  fund(s) that have a redemption fee.
▪	[ ] days or less: $[ ]/open account; [ ]- [ ] days: $[ ]/open account; [ ]- [ ]days: $[ ] /open account; [ ]days – [ ]: $[ ]/open account; [ ]– [ ]: $[ ] /open account

Chief Compliance Officer Support Fee*

▪	$[ ] /year

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges (except for DST system charge), voice response (VRU) maintenance and development, data communication charges, and travel.
Additional Services
Available but not included above are the following services -FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges,  cost basis reporting, Excessive Trader, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Same Day Cash Management, Real Time Cash Flow, expedited CUSIP setup, sales reporting via MARS, electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are billed monthly.

Amended Exhibit D (continued) to the TRANSFER AGENT & SHAREHOLDER SERVICESSUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE effective July 1, 2015
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $[  ] /year
▪ Per Record Charge
− Rep/Branch/ID - $[  ]
− Dealer - $[  ]
▪ Price Files - $[  ] /record or $[  ] /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $[  ] /event
− Per broker ID - $[  ] /month per ID
▪ Transaction Processing (Minimum Monthly charge - $[  ])
− Implementation - $[  ] /management company
− Transaction – purchase, redeem, exchange, literature order - $[  ] /event
− New Account Setup – $[  ] /event
Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
− Develop eBusiness Solutions Software - $[  ] /fund group
− Code Print Software - $[  ] /fund group
▪ Load charges
− $[  ] /image
▪ Archive charge (for any image stored beyond 2 years)
− $[  ] /document
*Normal Vision ID and activity charges also apply.
Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Report Source
-  Setup: $[  ] (Includes access to Fund Source)
-  Service: $[  ] /user per month
▪ BDS – Statement Storage & Retrieval
-  Setup: $[  ] /user
-  Service: $[  ] /user per month
▪ Ad Hoc/ PowerSelect File Development
- Setup: $[  ] /request (Includes up to 2 hours of programming. If beyond, additional time will be $[  ] / hour consultation and development.)
- Service: $[  ] /file per month
▪ Custom Electronic File Exchange (DDS delivery of standard TIP files)
- $[  ]one time setup fee
- $[  ]/file per month maintenance fee
▪ Mail File (DDS mailbox in which clients can pull information): $[  ]/file setup
▪ TIP File Setup
- Setup & Delivery of Standard TIP Files: $[  ]/request (Unlimited files per request)
- Custom TIP File Development: $[  ]/request (Includes up to [  ] hours of programming. If beyond, additional time will be $[  ]/hour consultation and development.)

Amended Exhibit D to the TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE effective July 1, 2015

Programming Charges
▪ $[  ] /hour
▪ Charges incurred for customized services based upon fund family requirements including but not limited to:
- Conversion programming
- Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
- All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪ $[  ] /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪ $[  ]setup /fund group of [  ]- [  ] funds, $[  ]setup /fund group of over [  ] funds
▪ $[  ]/account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[  ] per open account per year.

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪ $[  ] setup /fund group
▪ $[  ] /month administration
▪ $[  ] /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪ $1[  ] /fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪ Setup - $[  ]/fund group
▪ Annual Fee - $[  ] /open and closed account
Literature Fulfillment Services*
▪ Account Management
− $[  ] /month (account management, lead reporting and database administration)
▪ Out-of-Pocket Expenses
− Included but not limited to kit and order processing expenses, postage, and printing.
▪ Inbound Teleservicing Only
− Account Management - $[  ] /month
− Call Servicing - $[  ] /minute
▪ Lead Conversion Reporting (Closed Loop)
− Account Management                                               - $[  ] /month
− Database Installation, Setup -                                                          $[  ] /fund group
− Specialized Programming - (Separate Quote)*

*Fees exclude postage and printing charges.

Amended Exhibit D to the TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE effective July 1, 2015
Money Market Fund Service Organizations
▪ $[  ]/money market share class per year
▪ Out-of-pocket expenses (see Transfer Agent Fee Schedule)
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $[  ]/qualified plan account or Coverdell ESA account ([  ])
▪ $[  ] /transfer to successor trustee
▪ $[  ] /participant distribution (Excluding SWPs)
▪ $[  ] /refund of excess contribution
▪ $[  ] /reconversion/recharacterization

Additional Shareholder Paid Fees
▪ $[  ] /outgoing wire transfer or overnight delivery
▪ $[  ] /telephone exchange
▪ $[  ] /return check or ACH or stop payment
▪ $[  ] /research request per account ([  ]) (This fee applies to requests for statements older than the prior year)
Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $[  ] setup/fund group
▪ $[  ] /certificate transaction

Same Day Cash Management
▪ Setup: $[  ] (Access via Internet VPN)
▪ Service: $[  ] /user per month

Real Time Cash Flow
▪ Implementation (one time charge) & Recurring Charges (monthly)
- [  ] Users – $[  ]
▪ Training
▪ WebEx - $[  ] /user
▪ On Site at USBFS - $[  ] /day
▪ At Client Location - $[  ] /day plus travel and out-of-pocket expenses if required
▪ Real Time Data Feeds
- Implementation (per feed) - $[  ] /hour (8 hour estimate)
- Recurring (per feed) - $[  ] /month

CUSIP Setup -
▪ Subsequent CUSIP Setup - $[  ]/CUSIP
▪ Expedited CUSIP Setup - $[  ] /CUSIP (Less than 35 days)

CTI Reporting – Integrated custom detailed call reporting
▪ $[  ] /monthly report